DE LA OSA & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Heico Corporation
3000 Taft Street
Hollywood, FL  33021

NORTHWINGS

CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-3 of our report dated June 30, 1997, appearing in the Current Report on Form 8-K of HEICO Corporation dated September 16, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DE LA OSA & ASSOCIATES, P.A.
--------------------------------
De La Osa & Associates, P.A.
Miami, Florida
November 3, 1997